EXHIBIT 99.B1(k)

                          MFS VARIABLE INSURANCE TRUST

                                FORM OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

     Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 24, 1996, as amended (the "Declaration"), of MFS Variable Insurance Trust (the "Trust"), the Trustees of the Trust hereby redesignate two existing series of Shares (as defined in the Declaration) as follows:

     1. The series designated as MFS Growth with Income Series shall be redesignated as MFS Investors Trust Series.

     2. The series designated as MFS Growth Series shall be redesignated as MFS Investors Growth Stock Series.

     Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.
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     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this ______ day of ______________, 2001.



Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459



Nelson J. Darling, Jr.
74 Beach Bluff Avenue
Swampscott, MA  01907



William R. Gutow
3 Rue Dulac
Dallas, TX  75230